UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 28, 2022
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2022, Applied Industrial Technologies, Inc. (the “Registrant”) and certain of its subsidiaries entered into Amendment No. 3 (the “Shelf Amendment”) to that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of October 30, 2019 (as so amended, the “Private Shelf Agreement”), with PGIM, Inc. and certain of its affiliates (collectively, “Prudential”). The Private Shelf Agreement and documents related thereto contain the terms that govern and apply to the Registrant’s $25 million in principal amount of 3.21% Series D Notes due October 2023 and $25 million in principal amount of 3.08% Series E Notes due October 2024 (collectively, the “Shelf Notes”) issued by the Registrant thereunder and currently outstanding. The Shelf Amendment extends by three years, until October 31, 2025, the period during which new shelf note issuances may be requested, reduces the leverage-based fees potentially payable on the Series E Shelf Notes and any future shelf note issuances, and eliminates a “most favored lender” provision that had benefited Prudential.

The above description of the Shelf Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Shelf Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Amendment No. 3 to Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 28, 2022, between Applied and PGIM, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: November 1, 2022